Exhibit 10.04

LOCK-UP AND LEAK-OUT AGREEMENT

February 12, 2025

This Lock-Up and Leak-Out Agreement (the “Leak-Out Agreement”) is being delivered to you in connection with an understanding by and between Lode-Star Mining, Inc., a Nevada corporation (the “Company”), and the person or persons named on the signature pages hereto (collectively, the “Holder”).

Reference is hereby made to the Asset Purchase Agreement (the “Purchase Agreement”), dated 12, 2025, by and between the Company and Tarka L’Herpiniere, pursuant to which the Holder acquired shares of common stock (the “Consideration Shares”), par value $0.001 per share (the “Common Stock”), of the Company. Capitalized terms not defined herein shall have the meaning as set forth in the Purchase Agreement, unless otherwise set forth herein. For purposes of this Leak-Out Agreement, the term “Non-Consideration Shares” shall mean all shares of Common Stock and any securities convertible into or exercisable or exchangeable for shares of Common Stock held by the Holder, other than Consideration Shares.

1.	To induce the Company to complete the transactions contemplated by the Purchase Agreement, the Holder agrees that, without the Company’s prior written consent, the Holder will not, for a period commencing on the date hereof and ending at 11:59pm Eastern Time on the date that is 180 days after the Closing Date, (a) offer, pledge, sell, contract to sell, grant any option or contract to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of, directly or indirectly (collectively, a “Transfer”), any Non-Consideration Shares, whether now owned or hereafter acquired by the Holder irrespective of whether the Holder has or hereafter acquires the power of disposition; or (b) enter into any swap or other arrangement that Transfers to another, in whole or in part, any of the economic consequences of ownership of Non-Consideration Shares, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

2.	To induce the Company to complete the transactions contemplated by the Purchase Agreement, the Holder agrees that, without the Company’s prior written consent, the Holder will not, for a period commencing on the date hereof and ending on the earlier of: (a) 11:59 pm Eastern Time on the date that is 180 days after the Closing Date, and (b) the effective time that the U.S. Securities and Exchange Commission declares that a registration statement filed in accordance with Section 4.2 of the Purchase Agreement that registers Consideration Shares held by the Holder to be effective (such period the “Consideration Shares Restricted Period”), (a) Transfer any Consideration Shares, whether now owned or hereafter acquired by the Holder irrespective of whether the Holder has or hereafter acquires the power of disposition; or (b) enter into any swap or other arrangement that Transfers to another, in whole or in part, any of the economic consequences of ownership of Consideration Shares, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

3.	Except as otherwise expressly provided herein, and at all times subject to any other restrictions prohibiting the Transfer of the shares of Common Stock under applicable U.S. federal or state or foreign securities laws, rules and regulations, the Company and the Holder agree that following the Consideration Shares Restricted Period, the Holder shall be entitled to Transfer Consideration Shares in accordance with the following limitations and restrictions:

a.	From and after the day following the last day of the Consideration Shares Restricted Period (the “Commencement Date”), up to 20% of the Holder’s Consideration Shares received on the Closing Date may be Transferred;

b.	From and after the date that is 61 days after the Commencement Date, up to an additional 20% of the Holder’s Consideration Shares received on the Closing Date may be Transferred;

c.	From and after the date that is 121 days after the Commencement Date, up to an additional 20% of the Holder’s Consideration Shares received on the Closing Date may be Transferred;

d.	From and after the date that is 181 days after the Commencement Date, up to an additional 20% of the Holder’s Consideration Shares received on the Closing Date may be Transferred; and

e.	From and after the date that is 241 days after the Commencement Date, up to an additional 20% of the Holder’s Consideration Shares received on the Closing Date may be Transferred.

4.	Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Leak-Out Agreement must be in writing and shall be given in accordance with the terms of the Purchase Agreement.

5.	This Leak-Out Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

6.	This Leak-Out Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Leak-Out Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

7.	The terms of this Leak-Out Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns. This Leak-Out Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provisions hereof be enforced by, any of other Person.

8.	This Leak-Out Agreement may not be amended or modified except in writing signed by each of the parties hereto.

9.	All questions concerning the construction, validity, enforcement and interpretation of this Leak-Out Agreement shall be governed by the terms hereof.

10.	Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Leak-Out Agreement, the other party or parties hereto may not have an adequate remedy at law for money damages in the event that this Leak-Out Agreement has not been performed in accordance with its terms, and therefore agrees that such other party or parties shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

[Remainder of Page Intentionally Left Blank]

The parties hereto have executed this Leak-Out Agreement as of the date first set forth above.

LODE-STAR MINING, INC.

By:
Name: Mark Walmesley
Title: CEO

HOLDER

(if an entity) Name of Entity:

By:
Name:
Title:

(if a natural person) Signature:

Name:

[Signature Page to Lock-Up and Leak-Out Agreement]